Exhibit 99.1

             NEWPARK TO PRESENT AT THE OILSERVICE CONFERENCE(TM) III

    METAIRIE, La., Feb. 16 /PRNewswire-FirstCall/ -- Newpark Resources, Inc. (NYSE: NR) announced today that James D. Cole, chairman and chief executive officer, will present at EnerCom's Oilservice Conference(TM) III in San Francisco on Thursday, February 17 at 11:00 a.m. PST (2:00 p.m. EST). The presentation will focus on the range of expected earnings improvement anticipated in fiscal 2005 based upon initiatives in process within the company and projected fourth quarter 2004 results. You can join the live webcast of Newpark's presentation at http://www.newpark.com or http://www.vcall.com/conferences/conferences/enercom/021705/agenda.html . A replay of Newpark's presentation will be available for 30 days.

    Newpark Resources, Inc. provides drilling fluids, environmental waste treatment solutions, and temporary work sites and access roads for oil and gas exploration and production and other commercial markets. For information visit our web site at http://www.newpark.com .

    Forward-looking Statements
    This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward- looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark Resources, particularly its latest quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

SOURCE  Newpark Resources, Inc.
    -0-                             02/16/2005
    /CONTACT: Matthew W. Hardey, Vice President of Finance of Newpark Resources, Inc., +1-504-838-8222/
    /Web site:  http://www.newpark.com
     http://www.vcall.com/conferences/conferences/enercom/021705/agenda.html /